INVESTORS FIDUCIARY TRUST COMPANY
                              FOUNDERS FUNDS, INC.
                                  FEE SCHEDULE
                            EFFECTIVE OCTOBER 1, 1999

I.   SECURITY CUSTODY

     A.   Domestic Securities

          Asset Based Fee on a total relationship basis:
             .25/100 of 1% (.25 basis point) on all domestic assets.

          Transaction Fee, per transaction:
             Depository Eligible - $6.00
             Physical Delivery - $15.00
             Participant Trust Company (PTC) Eligible - $8.00
             PTC Asset-backed Security Paydown - $8.00
             Other Asset-backed Security Paydown - $8.00
             Federal Funds Wire Received or Delivered - $4.50

     B.   Foreign Securities

          See attached Global Fee schedule, appendix I.

     C.   Balance Credits (to the fund)

          IFTC will first offset custody fees with custody balance credits, to the extent excess custody balance credits are available, they can be used to offset transfer agency fees. Any credits in excess of these two above mentioned fees will be carried forward from month to month through the end of the calendar year. Custody balance credits will be applied on a fund by fund basis to offset fees. For calculation purposes, IFTC uses an actual/actual basis. Balance credits are calculated at 85% of the bank credit rate applied to average custody collected cash balances for the month.

          The bank credit rate is the equivalent to the lesser of:
            -  The average 91-day  Treasury Bill discount rate for the month, or
            - The average Federal Funds rate for the month less 50 basis points.

     D.   Overdraft Charges

          Overdrafts will be calculated at the Prime Rate (as published in the Wall Street Journal) and charged on a daily basis.

II.  BANK OPERATIONS

     A.   Item Charges

          Account Maintenance                 $60.00 per account/month
          Checks Cleared                      $0.17 per check
          Deposited Items*
          Pre-encoded                         $0.085
          Unencoded                           $0.125
          Federal Reserve Check Chg           $0.08
          Internal Transfers                  $1.00 per transfer
          Microfilming Checks                 $0.015
          Return Items                        $1.15 per item
          Check Copies                        $3.00 per check
          NSCC Settlement                     $200.00 per month (out of pocket)
          ACH Item Fee                        $0.10 per item
          ACH File Fee                        $15.00 per file
          Wires In/Out                        $4.50 per wire
          Stop Payments                       $15.00 per check
          Signature Verification              $0.40 per check
          Returning Checks to Shareholders**  $0.10 per check
          Overdraft Charges                   Prime rate per Wall Street Journal

     B.   Balance Credits

          Transfer  Agency:
          IFTC will first offset bank service fees with bank balance credits, to the extent excess bank balance credits are available, they can be used to offset transfer agency fees. Any credits in excess of these two above fees will be forward from month to month through the end of the calendar year. Bank balance credits will be applied on a fund by fund basis to offset fees. For calculation purposes, IFTC uses an actual/actual basis. Balance credits are calculated at 50% of the bank credit rate (see below) applied to average bank collected cash balances for the month.

          NOTE:  The bank  credit rate is the  equivalent  to the lesser of:
           -  The average 91-day Treasury Bill discount rate for the month, or
           -  The average Federal Funds rate for the month less 50 basis points.

          * Additional per item fees will normally be imposed for clearing through the Federal Reserve System or a direct send to a commercial bank, and for transportation.
          ** Plus Postage.

III. NOTES TO THE ABOVE FEE SCHEDULE

     A. Asset based fees will be billed monthly at 1/12th of the annual stated rate based on monthly average net assets. Annual maintenance fees are payable monthly at 1/12th of the annual stated rate.

     B. The above schedule does not include out-of-pocket or reimbursable expenses that would be incurred by IFTC on the client's behalf. Examples of these expenses include but are not limited to forms, postage, mailing services, telephone line and long distance charges, remote client hardware, disaster recovery, magnetic tapes, printing, ACH bank charges, NSCC charges, proxy processing, pricing services, overnight mailing services. IFTC bills these expenses separately from service fees.

     C. The fees stated above are exclusive of terminal equipment required in the client's location(s) and communication line costs.

     D. Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by IFTC.

     E. The fees are guaranteed for a one year period commencing on the effective date of the service agreement between IFTC and the client. These fees are subject to an annual review. Any changes to the fee schedule will be communicated in writing at least 60 days prior to their effective date.

     F. All Transfer Agency Demand Deposit Account balances will receive earnings based on the preceding formula stated in Section II - Part B (Balance Credits). All services for Bank Operations will be billed directly to the fund.

--------------------------------------------------------------------------------
FOUNDERS FUNDS, INC.                    INVESTORS FIDUCIARY TRUST COMPANY

By:     /s/ Christopher J. Kelley       By:     /s/ Robert G. Novellano
        -----------------------------           ---------------------------
Title:  VP and Asst. Secretary          Title:  Senior Vice-President
        -----------------------------           ---------------------------
Date:          10/20/99                 Date:          11/17/99
        -----------------------------           ---------------------------
--------------------------------------------------------------------------------

APPENDIX A

                           GLOBAL CUSTODY FEE SCHEDULE

I.    COUNTRY BASED CHARGES:
----------------- -------- ------------ ----------------- ------ -----------
    MARKET/       ASSET    TRANSACTION      MARKET/       ASSET  TRANSACTION
    COUNTRY       CHARGE     CHARGE         COUNTRY       CHARGE   CHARGE
----------------- -------- ------------ ----------------- ------ -----------
ARGENTINA              25         $100  LATIVIA              65         $50
AUSTRALIA               3          $35  LITHUANIA            35         $50
AUSTRIA               7.5          $50  LUXEMBOURG            7         $50
BAHREIN                50         $150  MALAYSIA             10         $50
BANGLADESH             40         $100  MAURITIUS            40        $125
BELGIUM               7.5          $50  MEXICO                6         $75
BELIZE                 45         $125  MOROCCO              40        $100
BERMUDA                40          $75  NAMIBIA              35        $125
BOLIVIA                45         $125  NETHERLANDS           5         $35
BOTSWANA               40         $100  NEW ZEALAND           6         $50
BRAZIL                 20         $100  NORWAY                6         $50
BULGARIA               50         $100  OMAN                 65        $150
CANADA                  2          $35  PAKISTAN             40        $100
CHILE                  35         $100  PERU                 40        $100
CHINA                  35         $100  PHILLIPPINES         15        $100
COLOMBIA               45         $100  POLAND               40        $100
CROATIA                50         $100  PORTUGAL             20        $100
CYPRUS                 45         $125  ROMANIA              40        $100
CZECH REPUBLIC         25         $100  RUSSIA               35        $300
DENMARK                 6          $50  SINGAPORE            10         $50
ECUADOR                35         $100  SLOVAKIA             45        $125
EGYPT                  45         $150  SLOVAK REPUBLIC      45         $75
ESTONIA                45          $50  SLOVANIA             45        $100
EUROCLEAR               3          $25  SOUTH AFRICA          5         $75
FINLAND                10          $50  SOUTH KOREA          18         $75
FRANCE                  4          $35  SPAIN               7.5         $75
GERMANY                 4          $35  SRI LANKA            25        $100
GHANA                  35         $100  SWAZILAND            40        $200
GREECE                 35         $100  SWEDEN              7.5         $50
HONG KONG               9          $50  SWITZERLAND           4         $35
HUNGARY                40         $100  TAIWAN               22        $100
ICELAND                35          $50  THAILAND             10         $75
INDIA                  40         $100  TRINIDAD & TOBAGO    35        $100
INDONESIA              10         $100  TUNISIA              45        $125
IRELAND                 6          $50  TURKEY               25        $100
ISRAEL                 40         $100  UKRAINE              55        $275
ITALY                   5          $50  UNITED KINGDOM        3         $35
IVORY COAST            75         $150  URUGUAY              40        $100
JAMAICA                45         $125  VENEZUELA            40        $100
JAPAN                   3          $35  ZAMBIA               35        $100
JORDAN                 40         $100  ZIMBABWE             35        $100
KENYA                  35         $100  CEDEL/EUROCLEAR       3         $25
----------------- -------- ------------ ----------------- ------ -----------
NOTE: Any country not listed above will be negotiated at time of investment. Out of Pocket Expenses will be billed as incurred (e.g. stamp taxes, registration costs, script fees, special transportation costs, etc.).